Exhibit 10A

                    AMENDMENT OF NOTE PURCHASE AGREEMENTS

      This Amendment of Note Purchase Agreements (the "Amendment") is made as of this 29th day of September, 2000 by and among Allstate Life Insurance Company, Employers Insurance of Wausau A Mutual Company, State Farm Life Insurance Company and Nationwide Mutual Fire Insurance Company (herein collectively the "Purchasers") and Haemonetics Corporation, a Massachusetts corporation (the "Company"). Capitalized words used as defined terms herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreements (as defined below).

                                 WITNESSETH

      WHEREAS, the Purchasers and the Company have entered into separate and several Note Purchase Agreements each dated as of October 15, 1997 (the "Note Purchase Agreements") relating to the issuance by the Company of $40,000,000 in aggregate principal amount of its 7.05% Senior Notes due October 15, 2007;

      WHEREAS, on or about September 15, 2000 the Company acquired all of the capital stock of Transfusion Technologies Corporation, a Delaware corporation ("TTC"), which it did not previously own;

      WHEREAS, in connection with such acquisition of TTC stock, certain purchase accounting adjustments to the financial statements of TTC will be required under GAAP and, prior to said acquisition, TTC recognized losses which, in accordance with GAAP, were not reflected on the Company's financial statements; and

      WHEREAS, Section 10.1 of the Note Purchase Agreement provides that the Company will at all times keep and maintain a minimum amount of Consolidated Stockholder's Equity and Section 10.5 of the Note Purchase Agreements provides that the Company will not make Restricted Payments unless in compliance with certain financial tests.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchasers and the Company hereby agree as follows:

      1. Amendments to the Note Purchase Agreements. The parties hereto hereby amend the Note Purchase Agreements, effective as of September 30, 2000, as follows:

            (a) Section 10.1 is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

                  "Section  10.1. Consolidated Stockholders' Equity.  The
            company will at all times keep and maintain Consolidated Stockholders' Equity at an amount not less than the lesser of
            (i) $180,000,000 (One Hundred and Eighty Million Dollars) plus 25% of Consolidated Net Income determined on a cumulative basis for the period commencing October 1, 2000 and ending as of the end of the quarter immediately preceding the date of determination, and (ii) $200,000,000 (Two Hundred Million Dollars)."

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            (b)   Section 10.5(a) is hereby amended by adding at the end
      thereof the following:

             "; plus
             (iv)  an amount equal to the TTC Adjustment Amount."

            (c) Schedule B to the Note Purchase Agreements is hereby further amended by adding after the definition of Swaps, the following:

                  "TTC Adjustment Amount" means a positive amount equal to
            the negative impact on the stock accounts, additional paid in capital and surplus and retained earnings of Transfusion Technologies Corporation, a Delaware corporation ("TTC"), resulting from the Company's acquisition on or about September 15, 2000 of the equity interest in TTC not previously owned by the Company, plus, a positive amount equal to 50% of the negative impact that TTC's results of operations prior to September 15, 2000 had on the Company's Consolidated Net Income.

      2.    Representations, Warranties and Covenants of the Company.   To
induce the Purchasers to enter into this Amendment, the Company hereby represents, warrants and covenants to the Purchasers as follows:

            (a) The representations and warranties of the Company contained in the Note Purchase Agreements were true and correct when made and are true and correct at and as of the date hereof, except that all representations and warranties that expressly related to specific financial statements of the Company are deemed to be made herein with respect to the financial statements of the Company as of and for the period ended June 30, 2000, copies of which have been delivered to the Purchasers.

            (b) There exists no Default or Event of Default, after giving effect to the Amendments contemplated hereby, under the Note Purchase Agreements or the Notes.

            (c) The Company has not, directly or indirectly, paid or caused to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or granted any security, to any holder of the Notes as consideration for or as an inducement to the entering into this Amendment.

      3. Effect of Amendment. The Amendment set forth herein shall be limited precisely as written and shall not be deemed a amendment or modification of any other term or condition of the Note Purchase Agreements or to be a consent to any future amendment of any provision thereof.

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      4.    Note Purchase Agreements and Notes Ratified.  This Amendment
shall be construed in connection with each of the Note Purchase Agreements, and except as expressly modified by this Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements and Notes are hereby ratified and shall be and remain in full force and effect.

      5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      6. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois.

                           * * * * * * * * * * * *

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      The foregoing amendment is hereby accepted and agreed to as of the date first written above.

                                       ALLSTATE LIFE INSURANCE COMPANY

                                       By:  /s/ Ronald Mendel
                                            -------------------------

                                       By:  /s/ Patricia W. Wilson
                                            -------------------------

                                       NATIONWIDE INDEMNITY COMPANY
                                       (AS SUCCESSOR TO EMPLOYERS INSURANCE
                                       OF WAUSAU A MUTUAL COMPANY)

                                       By:  /s/ Mark W. Poeppelman
                                            -------------------------

                                       STATE FARM LIFE INSURANCE COMPANY

                                       By:__________________________

                                       By:__________________________

                                       NATIONWIDE MUTUAL
                                       FIRE INSURANCE COMPANY

                                       By:  /s/ Mark W. Poeppelman
                                            -------------------------

                                       HAEMONETICS CORPORATION

                                       By:___________________________

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